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                                                                     Exhibit 8.2


[Letterhead of Dechert]



April 2, 2002

Board of Directors
Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015

Re: Agreement and Plan of Merger, dated as of February 26, 2002 (the "Agreement"), by and among Fusion Medical Technologies, Inc., a Delaware corporation ("Company"), Baxter International Inc., a Delaware corporation ("Parent") and HB2002 Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent ("Merger Sub").

Ladies and Gentlemen:

     We have acted as counsel to Parent in connection with the proposed merger (the "Merger") of Merger Sub with and into Company, pursuant to the Agreement and Plan of Merger dated as of February 26, 2002, among Parent, Merger Sub, and Company (the "Merger Agreement"). Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     You have asked for our opinion concerning certain federal income tax consequences of the Merger in connection with the filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") of a registration statement on Form S-4 (the "Registration Statement") containing the Proxy Statement/Prospectus for the Merger.

     Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, and each share of Company Common Stock will be exchanged for a fraction, determined in accordance with Section 1.2(c) of the Merger Agreement, of a Parent Share. Only whole Parent Shares will be issued in the Merger. Each holder of Company Common Stock who would otherwise be entitled to a fraction of a Parent Share will receive, in lieu thereof, an amount of cash determined in the manner set forth in Section 1.3 of the Merger Agreement.

     As set forth in Section 1.9 of the Merger Agreement, Parent intends to cause the Surviving Corporation to merge into a wholly-owned first-tier subsidiary of Parent ("Parent Sub") following the Merger (the "Follow-on Merger," and together with the Merger, the "Mergers"). Pursuant to the Follow-on Merger, all of the outstanding stock of

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Board of Directors
Baxter International Inc.
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the Surviving Corporation would be cancelled and Parent Sub would remain a wholly-owned first-tier subsidiary of Parent.

     For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

          1. The Merger Agreement;

          2. The Proxy Statement/Prospectus for the Merger included in the Registration Statement;

          3. Those certain tax representation letters, dated on or about the date hereof, delivered to us by Parent, Merger Sub and Company containing certain representations of Parent, Merger Sub and Company (the "Tax Representation Letters"); and

          4. Such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub, Subsidiary and Company, and related to the consummation of the Mergers and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

          1. Original documents submitted to us (including signatures thereto) are authentic; documents submitted to us as copies conform to the original documents; and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

          2. All representations, warranties and statements made or agreed to by Parent, Merger Sub and Company, their management, employees, officers, directors and stockholders in connection with the Mergers, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true, correct and complete at all relevant times;

          3. All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters have been or will be performed without waiver or breach of any material provision thereof;

          4. Any representations or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

          5. The Merger and, if it occurs, the Follow-On Merger will be reported by Parent, Merger Sub and Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.


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Board of Directors
Baxter International Inc.
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     We have also assumed that the transactions contemplated by the Merger
Agreement will be consummated in accordance therewith and as described in the Proxy Statement/Prospectus, and that the Merger and Follow-on Merger will each qualify as a statutory merger under applicable state laws.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that (i) the Merger, together with the Follow-on Merger, will constitute a "reorganization" for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code") if the Mergers are treated as a single integrated transaction and (ii) if the Follow-on Merger is not consummated or is not treated as part of an integrated transaction with the Merger, the Merger will constitute a "reorganization" within the meaning of Code Section 368(a).

     Furthermore, subject to the limitations therein, we are of the opinion that the discussion contained in the Proxy Statement/Prospectus under the caption "The Merger--Material U.S. Federal Income Tax Consequences" is an accurate summary of the material U.S. federal income tax consequences of the Merger to holders of common stock of the Company under currently applicable law.

     This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement, including the Follow-on Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or other transactions contemplated by the Merger Agreement, including the Follow-on Merger, except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, the Follow-on Merger, or as to any other transaction whatsoever, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

     This opinion only represents our best judgment as to the federal income tax consequences of the transaction and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


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Board of Directors
Baxter International Inc.
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     Except as set forth below, this opinion is intended for your benefit, is not to be quoted, circulated or otherwise referred to without our express permission, and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" and "Material U.S. Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

                                       Very truly yours,


                                       /s/  Dechert




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